As filed with the Securities and Exchange Commission on November 6, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INTEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	94-1672743
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2200 Mission College Boulevard, Santa Clara, California	95054-1549
(Address of principal executive offices)	(Zip Code)

Intel Corporation 2006 Equity Incentive Plan
(Full title of the plan)

April Miller Boise
Executive Vice President and Chief Legal Officer
2200 Mission College Boulevard
Santa Clara, CA 95054-1549
(Name and address of agent for service)

(408) 765-8080
(Telephone number, including area code, of agent for service)

Copies to:
Ronald O. Mueller, Esq.
Gibson, Dunn & Crutcher LLP
1700 M Street, N.W.
Washington, DC 20036-4504
(202) 955-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

This Registration Statement on Form S-8 (“Registration Statement”) is filed by Intel Corporation (“Intel”) relating to 150,000,000 shares of its common stock, par value $0.001 per share (“Common Stock”), issuable to eligible participants under the Intel Corporation 2006 Equity Incentive Plan, as amended and restated (the “EIP”), which Common Stock is in addition to (i) the 150,000,000 shares of Common Stock registered on Intel’s Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on September 25, 2023 (Commission File No. 333-274690); (ii) the 80,000,000 shares of Common Stock registered on Intel’s Form S-8 filed with the Commission on July 29, 2022 (Commission File No. 333-266386); (iii) the 80,000,000 shares of Common Stock registered on Intel’s Form S-8 filed with the Commission on January 24, 2020 (Commission File No. 333-236046); (iv) the 33,000,000 shares of Common Stock registered on Intel’s Form S-8 filed with the Commission on November 14, 2017 (Commission File No. 333-221555); (v) the 34,000,000 shares of Common Stock registered on Intel’s Form S-8 filed with the Commission on July 28, 2015 (Commission File No. 333-205904); (vi) the 123,000,000 shares of Common Stock registered on Intel’s Form S-8 filed with the Commission on July 30, 2013 (Commission File No. 333-190236); (vii) the 13,512,737 shares of Common Stock registered on Intel’s Form S-8 filed with the Commission on June 24, 2011 (Commission File No. 333-175123); (viii) the 369,000,000 shares of Common Stock registered on Intel’s Form S-8 filed with the Commission on June 26, 2009 (Commission File No. 333-160272); (ix) the 119,000,000 shares of Common Stock registered on Intel’s Form S-8 filed with the Commission on June 21, 2007 (Commission File No. 333-143932); and (x) the 175,000,000 shares of Common Stock registered on Intel’s Form S-8 filed with the Commission on June 21, 2006 (Commission File No. 333-135177) (collectively, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements, to the extent relating to the registration of the Common Stock issuable under the EIP, are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.        Exhibits.
Exhibit        Description
No.

4.1*    Corrected Third Restated Certificate of Incorporation of Intel Corporation, dated October 23, 2023 (incorporated by reference to Exhibit 3.1 of Intel’s Quarterly Report on Form 10-Q filed on October 27, 2023, Commission File No. 000-06217).

4.2*    Intel Corporation Bylaws, as amended and restated on November 29, 2023 (incorporated by reference to Exhibit 3.2 of Intel’s Current Report on Form 8-K filed on December 5, 2023, Commission File No. 000-06217).

5.1    Opinion of Gibson, Dunn & Crutcher LLP.

23.1    Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).

23.2    Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1    Power of Attorney (included in signature page hereto).

99.1    Intel Corporation 2006 Equity Incentive Plan, as amended and restated effective May 6, 2025.

107.1    Filing Fee Table.

* Incorporated by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 6th day of November, 2025.

INTEL CORPORATION Registrant

By:	/s/ DAVID ZINSNER
David Zinsner
Executive Vice President, Chief Financial Officer
(Principal Financial Officer)
Each person whose signature appears below constitutes and appoints David Zinsner and April Miller Boise, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

/s/ LIP-BU TAN
Lip-Bu Tan
Chief Executive Officer, Director (Principal Executive Officer)
November 6, 2025

/s/ DAVID ZINSNER
David Zinsner
Executive Vice President, Chief Financial Officer (Principal Financial Officer)
November 6, 2025

/s/ SCOTT GAWEL
Scott Gawel
Corporate Vice President, Chief Accounting Officer (Principal Accounting Officer)
November 6, 2025

/s/ JAMES J. GOETZ
James J. Goetz
Director
November 6, 2025

/s/ DR. ANDREA J. GOLDSMITH
Dr. Andrea J. Goldsmith
Director
November 6, 2025

/s/ ALYSSA H. HENRY
Alyssa H. Henry
Director
November 6, 2025

/s/ ERIC MEURICE
Eric Meurice
Director
November 6, 2025

/s/ BARBARA G. NOVICK
Barbara G. Novick
Director
November 6, 2025

/s/ STEVE SANGHI
Steve Sanghi
Director
November 6, 2025

/s/ GREGORY D. SMITH
Gregory D. Smith
Director
November 6, 2025

/s/ STACY J. SMITH
Stacy J. Smith
Director
November 6, 2025

/s/ DION J. WEISLER
Dion J. Weisler
Director
November 6, 2025

/s/ FRANK D. YEARY
Frank D. Yeary
Chair of the Board and Director
November 6, 2025